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                                  Exhibit 5.1


                  Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                551 Fifth Avenue
                            New York, New York 10176
                                 (212) 661-6500



                                                     January 13, 1998



Family Golf Centers, Inc.
225 Broadhollow Road
Melville, New York  11747

   Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

   You have requested our opinion, as counsel for Family Golf Centers, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"). The Registration Statement relates to an offering by certain selling stockholders named therein (the "Security Holders") from time to time of up to (i) $115,000,000 aggregate principal amount of 5 3/4% Convertible Subordinated Notes due 2004 (the "Notes") and (ii) 3,087,248 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") issuable upon conversion of the Notes and (iii) 54,225 shares of Common Stock (the "Additional Shares").

   We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. We have assumed that there will be no changes in applicable law between the date of this opinion and the date the Notes, the Shares or Additional Shares proposed to be sold by the Security Holders pursuant to the Registration Statement are actually sold. It is our opinion that (i) the Notes have been duly authorized, validly issued and are fully-paid and non-assessable, and (ii) the Shares and the Additional Shares have been duly authorized and, the Shares when issued and delivered upon conversion of the Notes in accordance with the terms of the Notes will be, and the Additional Shares are, validly issued, fully paid and non-assessable.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                          Very truly yours,


                      /s/ Squadron, Ellenoff, Plesent
                          & Sheinfeld, LLP